Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of October 23, 2025, by and among About Investment Pte. Ltd., a Singapore exempt private company limited by shares (“Lender”), and Cenntro Inc., Nevada corporation (“Borrower”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Note (as defined below).

Whereas, on July 20, 2022, Cenntro Electric Group Limited, ACN 619 054 938, an Australian public limited company (“CEGL”), the predecessor of Borrower prior to the redomiciliation completed on February 27, 2024, issued to Mingzhao Cai (the “Original Note Holder”) a senior secured convertible note, due on July 19, 2023 (the “Note”);

Whereas, on January 3, 2023, Lender and the Original Note Holder entered into a Convertible Debenture and Warrants Assignment Agreement (the “Assignment Agreement”), whereby Lender purchased from the Original Note Holder, the Note.

Whereas, on each of August 11, 2023, January 17, 2024 and December 23, 2024, Borrower (or prior to the Redomiciliation, CEGL) entered into an amendment agreement to the Note, extending the maturity date of the Note to January 19, 2026, with other terms of the Note remaining unchanged;

Whereas, on May 16, 2025, Borrower entered into an amendment agreement to the Note with Lender, amending certain anti-dilution adjustment terms related to subsequent equity sales by Borrower;

Whereas, both parties agree Lender has paid all accrued interest and reduced the Original Principal Amount of the Note to $4,000,000;

Whereas, the parties agree to an exchange of the Note as set forth herein (the “Exchange”); and,

Whereas, Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Agreement, to grant the Exchange.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate and are hereby incorporated into and made a part of this Agreement.

2. Exchange. The Lender hereby agrees to exchange the Note for: (a) the 2025 Convertible Note, having a principal amount equal to $4,000,000, as defined below.

3. 2025 Convertible Note. A copy of the 2025 Convertible Note is attached as Exhibit A.

4. Representations and Warranties. In order to induce Lender to enter this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

(b) There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Agreement which would or could materially and adversely affect the understanding of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(c) Except as expressly set forth in this Agreement, Borrower acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

(d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

5. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the Exchange. The parties intend that this Agreement will qualify for tacking of the holding period of the 2025 Convertible Note and Common Stock pursuant to Rule 144(d) under the Securities Act of 1933, and each party agrees not to take a position to the contrary.

6. Exchange. The Lender shall surrender the Note to the Borrower, and the Borrower will in turn issue the 2025 Convertible Note to the Lender pursuant to this Agreement. Any reference to the Note after the date of this Agreement is deemed to be a reference to the 2025 Convertible Note as exchanged by this Agreement. If there is a conflict between the terms of this Agreement and the Note or 2025 Convertible Note, the terms of this Agreement shall control. No forbearance or waiver may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Agreement shall be subject to the governing law, venue, and exclusive jurisdiction provisions, as set forth in the Note.

7. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

9. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of Page Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

LENDER:

About Investment Pte. Ltd.

By:	/s/ Jiaming Li
Name:	Jiaming Li
Title:

BORROWER:

Cenntro Inc.

By:	/s/ Peter Z. Wang
Name:	Peter Z. Wang
Title:	Chief Executive Officer

[Signature Page to Exchange Agreement]

Exhibit A

2025 Convertible Note
[Attached]